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                                                                    EXHIBIT 22.1

                              PRESENT SUBSIDIARIES

                                                                             PERCENTAGE
                                                       STATE OR              OF VOTING
                                                     JURISDICTION            SECURITIES
                                                     INCORPORATION             OWNED
                                                     -------------             -----
Teradyne Benelux, Inc. (Ltd.) ...................  Delaware                     100%
Teradyne Canada Limited .........................  Canada                       100%
Teradyne GmbH ...................................  Germany                      100%
Teradyne Holdings Limited .......................  United Kingdom               100%
    Teradyne Limited ............................  United Kingdom               100%
Teradyne Hong Kong, Ltd. ........................  Delaware                     100%
Teradyne International, Ltd. ....................  U.S. Virgin Islands          100%
Teradyne Ireland Limited ........................  Ireland                      100%
Teradyne Italia S.r.L. ..........................  Italy                        100%
Teradyne Japan, Ltd. ............................  Delaware                     100%
    Teradyne K.K. ...............................  Japan                        100%
Teradyne Korea, Ltd. ............................  Delaware                     100%
Teradyne Leasing, Inc. ..........................  Massachusetts                100%
Teradyne Malaysia, Ltd. .........................  Delaware                     100%
Teradyne Netherlands B.V. .......................  Netherlands                  100%
Teradyne Netherlands, Ltd. ......................  Delaware                     100%
Teradyne Realty, Inc. ...........................  Massachusetts                100%
Teradyne S.A. ...................................  France                       100%
Teradyne Scandinavia, Inc. ......................  Delaware                     100%
Teradyne Singapore, Ltd. ........................  Delaware                     100%
Teradyne Software and Systems Test, Inc. ........  Delaware                     100%
Teradyne Taiwan, Ltd. ...........................  Delaware                     100%
Hammer Technologies, Inc. .......................  Massachusetts                100%
Megatest Corporation ............................  Delaware                     100%
    Megatest Limited ............................  United Kingdom               100%
    Megatest SARL ...............................  France                       100%
    Megatest GmbH ...............................  Germany                      100%
    Megatest H.K. Ltd. ..........................  Hong Kong                    100%
    Megatest International ......................  California                   100%
    Megatest International Sales Corporation ....  Barbados                     100%
    Megatest Asia Pte. Ltd. .....................  Singapore                    100%
Zehntel Holdings, Inc. ..........................  California                   100%
1000 Washington, Inc. ...........................  Massachusetts                100%



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